UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2023

BCB BANCORP, INC.

(Exact name of Registrant as Specified in its Charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104-110 Avenue C
Bayonne, New Jersey	07002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 823-0700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BCBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 27, 2023, BCB Bancorp, Inc. (the “Company”), the holding company for BCB Community Bank, held its 2023 Annual Meeting of Shareholders (the “Annual Meeting”) for which the Board of Directors solicited proxies to vote on the proposals described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 21, 2023. As of the record date for the Annual Meeting, holders of a total of 16,906,767 shares of the Company’s common stock were entitled to vote on the matters considered at the Annual Meeting.

The proposals voted on at the Annual Meeting by shareholders of the Company and the voting results were as follows:

Proposal I. Election of Directors.

The following directors were elected for a term ending in 2026:

Nominees	For	Withheld	Broker Nonvotes
Robert Ballance	6,659,097	3,513,364	3,388,777
Ryan Blake	9,854,505	317,956	3,388,777
James Rizzo	8,213,570	1,958,891	3,388,777

Proposal II. Ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2023:

Votes For	Votes Against	Abstentions	Broker Nonvotes
13,356,225	178,335	26,678	0

Proposal III. Advisory, non-binding vote on the approval of executive compensation.

Votes For	Votes Against	Abstentions	Broker Nonvotes
6,212,532	3,841,731	118,198	3,388,777

Proposal IV. Approval of the BCB Bancorp, Inc. 2023 Equity Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Nonvotes
8,388,386	1,672,608	111,467	3,388,777

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCB BANCORP, INC.

DATE: May 2, 2023	By:	/s/ Ryan Blake
Ryan Blake
Chief Operating Officer and Corporate Secretary
(Duly Authorized Representative)

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